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                                                                    EXHIBIT 16.2

                        LETTER FROM MCGINTY & ASSOCIATES

    We audited the financial statements of Arrowhead Mills, Inc. (the 'Company') at July 31, 1996, and for each of the two years in the period ended July 31, 1996. In this regard, we agree with the statements made by the Company in the Registration Statement on Form S-4 dated the date hereof under the caption "Information Concerning Arrowhead--Arrowhead Change of Auditors."

June 4, 1998

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                                               /s/ McGinty & Associates
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                                               McGinty & Associates
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